Exhibit 99.1

THE TILE SHOP REPORTS THIRD QUARTER 2019 RESULTS; Suspends Dividend; Cancels Share Repurchase Program

MINNEAPOLIS – October 22, 2019 – Tile Shop Holdings, Inc. (Nasdaq: TTS) (the “Company”), a specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories, today announced results for its third quarter ended September 30, 2019.

Third  Quarter Summary

Net Sales Decreased 3.7%

Comparable Store Sales Decreased 3.5%

Gross Margin of 68.8%

Net Loss of $1.4 million; Adjusted EBITDA of $8.3 million

	Three Months Ended		Nine Months Ended
(unaudited, amounts in thousands, except per	September 30,		September 30,
share data)	2019	2018	2019	2018
Net sales	$85,944	$89,259	$261,755	$273,307
Net sales (decline) growth(1)	(3.7)%	5.7%	(4.2)%	2.7%
Comparable store sales (decline) growth(2)	(3.5)%	2.1%	(4.0)%	(2.3)%
Gross margin rate	68.8%	70.6%	69.7%	70.4%
(Loss) income from operations as a % of net sales	(0.7)%	4.3%	1.2%	6.4%
Net (loss) income	$(1,383)	$2,553	$(217)	$11,522
Net (loss) income per diluted share	$(0.03)	$0.05	$(0.00)	$0.22
Adjusted EBITDA	$8,338	$11,857	$29,756	$40,675
Adjusted EBITDA as a % of net sales	9.7%	13.3%	11.4%	14.9%
Number of stores open at the end of period	140	140	140	140

(1)	As compared to the prior year period.
(2)

Comparable store sales (decline) growth is the percentage change in sales of comparable stores period over period. A store is considered comparable on the first day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales (decline) growth calculation. Comparable store sales (decline) growth amounts include total charges to customers less any actual returns. Comparable store sales data reported by other companies may be prepared on a different basis and therefore may not be useful for purposes of comparing the Company’s results to those of other businesses.

THIRD QUARTER 2019

Net Sales

Net sales decreased $3.3 million, or 3.7%, from $89.3 million in the third quarter of 2018 to $85.9 million in the third quarter of 2019. Comparable store sales decreased $3.1 million, or 3.5%, for the third quarter of 2019 compared to the third quarter of 2018 primarily due to lower customer traffic.  Net sales generated by stores not included in the comparable store base decreased $0.2 million.

Gross Profit

Gross profit decreased $3.8 million, or 6.1%, from $63.0 million in the third quarter of 2018 to $59.2 million in the third quarter of 2019. The gross margin rate was 68.8% for the third quarter of 2019 and 70.6% for the third quarter of 2018. The decrease in the gross margin rate during the third quarter of 2019 was primarily due to higher levels of shrink and damaged inventory write-offs combined with a lower freight collection rate.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased $0.7 million, or 1.1%, from $59.1 million in the third quarter of 2018 to $59.8 million in the third quarter of 2019.  The increase in selling, general and administrative expenses was driven primarily by an increase in advertising costs, partially offset by a decrease in legal expense and variable store compensation expense.

Inventory

Inventory decreased 9.1% to $100.1 million at the end of the third quarter of 2019 from $110.1 million at the end of the  fourth quarter of 2018.

Long-Term Debt

Long-term debt increased $10.0 million from $53.0 million in the fourth quarter of 2018 to  $63.0 million at the end of the third quarter of 2019. The increase reflects additional amounts drawn on the line of credit to fund share repurchases in the second quarter of 2019.

Dividend and Share Repurchase

The Board of Directors decided to suspend the Company’s quarterly cash dividend and cancel the Company’s share repurchase program, each effective immediately, to focus on debt reduction and continued investment in strategic initiatives.

Director Resignation

Christopher T. Cook resigned from the Board of Directors effective October 19, 2019.

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the third quarter of 2019 was $8.3 million compared with $11.9 million for the third quarter of 2018.  See the table below for a reconciliation of GAAP net (loss) income to Adjusted EBITDA.

	Three Months Ended
($ in thousands)	September 30,
	2019	% of net sales(1)	2018	% of net sales
Net (loss) income	$(1,383)	(1.6)%	$2,553	2.9%
Interest expense	1,027	1.2%	715	0.8%
Income taxes	(274)	(0.3)%	652	0.7%
Depreciation & amortization	8,308	9.7%	7,202	8.1%
Stock based compensation	660	0.8%	735	0.8%
Adjusted EBITDA	$8,338	9.7%	$11,857	13.3%

	Nine Months Ended
($ in thousands)	September 30,
	2019	% of net sales(1)	2018	% of net sales
Net (loss) income	$(217)	(0.1)%	$11,522	4.2%
Interest expense	2,948	1.1%	1,866	0.7%
Income taxes	348	0.1%	4,157	1.5%
Depreciation & amortization	24,508	9.4%	21,180	7.7%
Stock based compensation	2,169	0.8%	1,950	0.7%
Adjusted EBITDA	$29,756	11.4%	$40,675	14.9%

(1) Amounts do not foot due to rounding.

Pretax Return on Capital Employed

Pretax Return on Capital Employed was 1.7% for the trailing twelve months as of the end of the third quarter of 2019 compared to 7.7% for the trailing twelve months as of the end of the third quarter of 2018. See the table below for a calculation of Pretax Return on Capital Employed.

($ in thousands)	September 30,
	2019(1)	2018(1)
Income from Operations (trailing twelve months)	$3,762	$13,769

Total Assets	389,561	281,996
Less: Accounts payable	(25,280)	(29,015)
Less: Income tax payable	(72)	(71)
Less: Other accrued liabilities	(26,119)	(26,751)
Less: Lease liability(2)	(114,490)	(42,401)
Less: Other long-term liabilities	(3,669)	(4,346)
Capital Employed	219,931	179,412

Pretax Return on Capital Employed	1.7%	7.7%

(1) Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.

(2) Represents the average lease liability and deferred rent account balances for the four quarters ended as of each of the balance sheet dates.

Webcast and Conference Call

The Company will not hold its previously scheduled third quarter 2019 earnings call at 9:00 a.m. Eastern Time today, Tuesday, October 22, 2019.

About The Tile Shop

The Tile Shop (Nasdaq:TTS) is a leading specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. Each store is outfitted with full-room tiled displays which are enhanced by the complimentary Design Studio, a collaborative platform to create customized 3D design renderings to scale, allowing customers to bring their design ideas to life. The Tile Shop currently operates 141 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, and stock based compensation. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates Pretax Return on Capital Employed by taking income from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, deferred rent, lease liability and other long-term liabilities. Other companies may calculate both Adjusted EBITDA and Pretax Return on Capital Employed differently, limiting the usefulness of these measures for comparative purposes.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes, and for assessing the effectiveness of capital allocation over time.  These measures are used in monthly financial reports prepared for management and the Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.  The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements.  In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results.  The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.  Investors are referred to the most recent reports filed with the SEC by the Company.

Contacts:

Investors and Media:

Mark Davis

763-852-2978

mark.davis@tileshop.com

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except share data)

	(Unaudited)	(Audited)
	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$8,371	$5,557
Restricted cash	825	825
Receivables, net	4,611	3,084
Inventories	100,080	110,095
Income tax receivable	3,854	3,548
Other current assets, net	7,042	7,181
Total Current Assets	124,783	130,290
Property, plant and equipment, net	137,151	158,356
Right of use asset	143,789	-
Deferred tax assets	5,385	7,225
Other assets	1,251	1,759
Total Assets	$412,359	$297,630

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$19,855	$25,853
Income tax payable	13	179
Current portion of lease liability	26,653	-
Other accrued liabilities	25,871	24,484
Total Current Liabilities	72,392	50,516
Long-term debt	63,000	53,000
Long-term lease liability, net	138,489	-
Financing lease obligation, net	317	436
Deferred rent	-	43,579
Other long-term liabilities	3,482	3,752
Total Liabilities	277,680	151,283

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 50,812,054 and 52,707,879 shares, respectively	5	5
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in-capital	156,037	172,255
Accumulated deficit	(21,272)	(25,857)
Accumulated other comprehensive loss	(91)	(56)
Total Stockholders' Equity	134,679	146,347
Total Liabilities and Stockholders' Equity	$412,359	$297,630

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

($ in thousands, except share, and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net sales	$85,944	$89,259	$261,755	$273,307
Cost of sales	26,775	26,248	79,384	80,946
Gross profit	59,169	63,011	182,371	192,361
Selling, general and administrative expenses	59,804	59,131	179,314	174,928
(Loss) income from operations	(635)	3,880	3,057	17,433
Interest expense	(1,027)	(715)	(2,948)	(1,866)
Other income	5	40	22	112
(Loss) income before income taxes	(1,657)	3,205	131	15,679
Benefit from (provision for) income taxes	274	(652)	(348)	(4,157)
Net (loss) income	$(1,383)	$2,553	$(217)	$11,522

(Loss) income per common share:
Basic	$(0.03)	$0.05	$(0.00)	$0.22
Diluted	$(0.03)	$0.05	$(0.00)	$0.22

Weighted average shares outstanding:
Basic	49,769,739	51,920,830	50,901,289	51,896,678
Diluted	49,769,739	52,303,777	50,901,289	52,056,136

Dividends declared per share	$0.05	$0.05	$0.15	$0.15

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Gross margin rate	68.8%	70.6%	69.7%	70.4%
SG&A expense rate	69.6%	66.2%	68.5%	64.0%
(Loss) income from operations margin rate	(0.7)%	4.3%	1.2%	6.4%
Adjusted EBITDA margin rate	9.7%	13.3%	11.4%	14.9%

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2019	2018
Cash Flows From Operating Activities
Net (loss) income	$(217)	$11,522
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	24,508	21,180
Amortization of debt issuance costs	446	607
Loss on disposals of property, plant and equipment	90	76
Impairment charges on property, plant and equipment	-	319
Change in leases	(1,267)	2,345
Stock based compensation	2,169	1,950
Deferred income taxes	190	1,415
Changes in operating assets and liabilities:
Receivables	(1,527)	(1,342)
Inventories	10,015	(21,051)
Prepaid expenses and other assets	47	(2,374)
Accounts payable	(3,307)	(6,550)
Income tax receivable / payable	(362)	2,520
Accrued expenses and other liabilities	2,827	5,104
Net cash provided by operating activities	33,612	15,721
Cash Flows From Investing Activities
Purchases of property, plant and equipment	(22,839)	(22,893)
Proceeds from insurance	610	13
Net cash used in investing activities	(22,229)	(22,880)
Cash Flows From Financing Activities
Payments of long-term debt and financing lease obligations	(43,153)	(95,235)
Advances on line of credit	53,000	114,095
Dividends paid	(7,706)	(7,800)
Repurchases of common stock	(10,455)	-
Employee taxes paid for shares withheld	(226)	(52)
Debt issuance costs	-	(374)
Net cash (used in) provided by financing activities	(8,540)	10,634
Effect of exchange rate changes on cash	(29)	(11)
Net change in cash	2,814	3,464
Cash, cash equivalents and restricted cash beginning of period	6,382	7,476
Cash, cash equivalents and restricted cash end of period	$9,196	$10,940

Cash and cash equivalents	$8,371	$10,105
Restricted cash	825	835
Cash, cash equivalents and restricted cash end of period	$9,196	$10,940

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$1,320	$2,229
Cash paid for interest	2,853	1,846
Cash paid for income taxes, net	471	240